Exhibit 10.18

KEYSIGHT TECHNOLOGIES, INC.

SUPPLEMENTAL BENEFIT RETIREMENT PLAN

(Established Effective August 1, 2014)

SECTION 1.   ESTABLISHMENT AND PURPOSE OF PLAN

The Keysight Technologies, Inc. Supplemental Benefit Retirement Plan (the “Plan”) was established effective August 1, 2014, to continue to provide supplemental retirement benefits to certain management and highly compensated employees equal to those benefits that are limited under the Deferred Profit Sharing Plan and/or Retirement Plan because of the limitations on contributions and benefits imposed by Section 415 of the Code and the limitation on compensation imposed by Section 401(a)(17) of the Code.

Agilent Technologies, Inc. (“Agilent”) created the Company, as a wholly-owned subsidiary of Agilent, in order to complete a planned corporate separation of Company operations (the “Operational Separation”) and subsequent distribution of all outstanding Company common stock to Agilent’s shareholders (the “Distribution”).  According to the terms of the Employee Matters Agreement entered into by and between Agilent and the Company (the “Employee Matters Agreement”), effective no later than the date of Operational Separation (the “Operational Separation Date”), the Company has established the Plan with substantially similar terms to the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan (the “Agilent Plan”), and the Company will assume the portion of the liabilities under the Agilent Plan as prescribed in the Employee Matters Agreement.  During the period between the Operational Separation Date and the date of the Distribution (the “Distribution Date”), employees of the Company and Agilent shall participate in this Plan or the Agilent Plan as determined under the provisions of the Employee Matters Agreement.  On and after the Distribution Date, the supplemental retirement benefits payable under the Agilent Plan to Keysight Group Employees (other than Returning Agilent Employees) and Subsequently Transferred Keysight Employees (as such capitalized terms are defined below) will be provided solely under this Plan.  Neither the Operational Separation nor the Distribution shall be treated as a benefit distribution event under the Plan with respect to any Participant.

The Agilent Plan was the successor plan to the Agilent Technologies, Inc. Excess Benefit Retirement Plan (the “Agilent EBRP”), which Agilent EBRP was frozen effective December 31, 2004.  The Keysight Technologies, Inc. Excess Benefit Retirement Plan has also been established and shall govern those benefits that had accrued as of December 31, 2004, under the frozen Agilent EBRP by Keysight Group Employees and Subsequently Transferred Keysight Employees.

SECTION 2.   DEFINITIONS

Certain capitalized words and phrases used in the text of the Plan shall have the meaning attributed to them in the DPSP or RP or the following meaning:

(a)                                 “Actual DPSP Account” means the amount in the separate account established for each Participant under the DPSP.

(b)                                 “Actual RP Benefit” means the benefit in fact determined under the RP as of the date when benefits are to be paid under the DPSP or RP.

(c)                                  “Appeals Committee” means the committee designated from time to time by the Committee to review claim appeals under Section 9 of the Plan.  The initial members of the Appeals Committee shall be the Senior Vice President of Human Resources; the Vice President of Total Rewards and HR Services; and Vice President, Assistant General Counsel. The Appeals Committee shall serve at the pleasure of the Committee and may be removed at any time and for any reason.

(d)                                 “Claims Administrator” means the Company or such other entity or individual designated by the Company to review clams for benefits under Section 9.

(e)                                  “Committee” means the Compensation Committee of the Board of Directors of the Company.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)                                  “Company” means Keysight Technologies, Inc., a Delaware corporation.

(h)                                 “Distribution” means the “Distribution,” as such term is defined in the Employee Matters Agreement.

(i)                                     “Distribution Date” means the “Distribution Date,” as such term is defined in the Employee Matters Agreement.

(j)                                    “DPSP” or “Deferred Profit Sharing Plan” means the Keysight Technologies, Inc. Deferred Profit Sharing Plan adopted and effective as of August 1, 2014, and as it may be amended from time to time.

(k)                                 “Employee” means a common law employee of an Employer.

(l)                                     “Employer” means the Company or any of its affiliates as determined under Treasury Regulation § 1.409A-1(h)(3).

(m)                             “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(n)                                 “Keysight Group Employees” means “Keysight Group Employees” as such term is defined in the Employee Matters Agreement.

(o)                                 “Operational Separation” means the “Operational Separation,” as such term is defined in the Employee Matters Agreement.

(p)                                 “Operational Separation Date” means the “Operational Separation Date,” as such term is defined in the Employee Matters Agreement.

(q)                                 “Participant” means any Keysight Group Employee as of the Operational Separation Date (other than a Returning Agilent Employee as of the applicable Transfer Date), a Subsequently Transferred Keysight Employee as of the applicable Transfer Date, an Employee or former Employee entitled to a Virtual DPSP Account under Section 4 or a Virtual Retirement Benefit under Section 5.

(r)                                    “Plan” means the Keysight Technologies, Inc. Supplemental Benefit Retirement Plan, as described herein and as it may be amended from time to time.

(s)                                   “Returning Agilent Employees” means “Returning Agilent Employees” as such term is defined in the Employee Matters Agreement.

(t)                                    “RP” or “Retirement Plan” means the Keysight Technologies, Inc. Retirement Plan adopted and effective as of August 1, 2014, and as it may be amended from time to time.

(u)                                 “Subsequently Transferred Keysight Employees” means “Subsequently Transferred Keysight Employees” as such term is defined in the Employee Matters Agreement.

(v)                                 “Terminate” or “Terminates” means a separation from service within the meaning of Treasury Regulation § 1.409A-1(h).  A Participant shall not be deemed to have separated from service if the Participant continues to provide services to an Employer at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment with the Employer (or if employed by the Employer less than three (3) years, such lesser period); provided, however, that a separation from service will be deemed to have occurred if a Participant’s service with an Employer is reduced to an annual rate that of twenty percent (20%) or less of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment with the Employer (or if employed by the Employer less than three (3) years, such lesser period).

(w)                               “Termination Date” means the date in which a Participant Terminates.

(x)                                 “Transfer Date” means the “Transfer Date,” as such term is defined in the Employee Matters Agreement.

(y)                                 “Virtual DPSP Account” means a bookkeeping account established under Section 4 to which is credited all investment earnings as provided in Section 4.

(z)                                  “Virtual Retirement Benefit” means the benefit payable to a Participant or Beneficiary determined under Section 5.

(aa)                          “Virtual RP Benefit” means the benefit determined under the RP based on the Annuity Value of the Actual DPSP Account, if applicable, but otherwise without regard to the limitations of Section 415 or Section 401(a)(17) of the Code.

SECTION 3.   ELIGIBILITY AND PARTICIPATION

(a)                                 General Rule.  Any individual who is participating in the DPSP and/or the RP and who by reason of the limitations of Section 415 or Section 401(a)(17) of the Code is unable to receive the formula contributions or benefits otherwise provided under the DPSP and/or RP shall automatically be a Participant in this Plan.

(b)                                 Termination of Participation.  An individual shall cease to be a Participant on the earlier of the date of his or her death or the date no further amount is payable to the individual hereunder.

SECTION 4.   VIRTUAL DPSP ACCOUNTS

A separate account, called a “Virtual DPSP Account,” shall be maintained by the Company for each Participant.  The value of the Virtual DPSP Account as of the Operational Separation Date or the Participant’s Transfer Date, as applicable, shall equal the value of the Virtual DPSP Account each Participant had under the Agilent Plan on the business day preceding the Operational Separation Date or his or her Transfer Date, as applicable.  As of the last day of each Plan Year, or in the case of an Employee who Terminates and who has made claim for benefits under the DPSP, as of the Employee’s valuation date (if other than the last day of the Plan Year), each Virtual DPSP Account shall be revalued.  For purposes of valuation, the Virtual DPSP Account shall be deemed invested as the assets of the DPSP.

SECTION 5.   VIRTUAL RETIREMENT BENEFIT

(a)                                 Determination of Benefit.  The benefits payable under this Plan shall be determined as of the date when benefits are to be paid under the DPSP or RP or as of the last day of the fiscal quarter, preceding the distribution date of benefits under this Plan, if benefits have not yet been paid under the DPSP or RP.

As of the applicable date provided above, the Company shall determine the Virtual RP Benefit and the Actual RP Benefit.  As of the same date the Company shall determine the Annuity Value of the Virtual DPSP Account, if any, in the same manner as the Annuity Value of the Actual DPSP Account, if any, is determined under the RP.  The benefit payable under this Plan, if any, shall equal:

(i)                                     The greater of the Virtual RP Benefit or the Annuity Value of the Virtual DPSP Account; less

(ii)                                  The Actual RP Benefit.

The benefit determined pursuant to the immediately preceding sentence shall be known as the Virtual Retirement Benefit.

(b)                                 Form and Time of Payment.  The Participant’s Virtual Retirement Benefit shall be converted to a lump sum benefit as of the date the Participant’s DPSP or RP benefit is to be paid or as of the last day of the fiscal quarter preceding the distribution date of this Plan, if the DPSP or RP benefit has not yet been paid.  The conversion shall be based on the same actuarial factors that would be used to convert an RP benefit from an annuity to a lump sum at the time of the conversion.  The unpaid portion of the lump sum Virtual Retirement Benefits shall be credited with earnings as of (i) the date the Deferred Profit Sharing Plan and the Retirement Plan commenced distribution, or (ii) if the distributions have not commenced from the Deferred Profit Sharing Plan and the Retirement Plan, as of the last day of the fiscal quarter preceding distribution from the Plan.  Such credited earnings shall be based on the ninety-day (90-day) Treasury bill rate in effect on the last day that such rates are published of the last day of the fiscal quarter preceding the distribution date.

Benefits are payable under this Plan as specified below:

(i)                                     For a Participant who had a Termination Date, or who had commenced receiving a benefit under the Agilent Plan, before the Operational

Separation Date, benefits shall continue to be paid under this Plan according to the time and form of payment effective for such Participant under the Agilent Plan, as follows:

(A)                               A Participant who Terminates on or before June 30, 2005 and elected to receive a distribution from the Deferred Profit Sharing Plan and Retirement Plan shall receive a benefit on or after January 1, 2006 in accordance with an election made by such Participant.  In the event that the Participant has not made an election prior to January 1, 2006, such Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning on January 1, 2006 if such Participant’s lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than one hundred fifty thousand dollars ($150,000), or (b) in a lump sum.

(B)                               A Participant who terminates on or after July 1, 2005 but prior to January 1, 2006 and elected to receive a distribution from the Deferred Profit Sharing Plan and Retirement Plan shall receive a benefit on or after January 1, 2007 in accordance with the election made by the Participant.  In the event that the Participant has not made an election prior to January 1, 2006, such Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning on January 1, 2007 if such

Participant’s lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than one hundred fifty thousand dollars ($150,000), or (b) in a lump sum.

(C)                               A Participant who Terminates on or after January 1, 2006 but prior to January 1, 2008 shall commence to receive a benefit either (a) during the month of January immediately following such Participant’s Termination Date if such Termination Date occurs during the first six (6) months of the year, or (b) during the month of the second January following the year in which the Termination Date occurs if such Termination Date occurs during the second six (6) months of the year.  The Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning if such Participant’s lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than one hundred fifty thousand dollars ($150,000), or (b) in a lump sum.

(D)                               A Participant who Terminates on or after January 1, 2008 shall commence to receive a benefit either (a) during the month of January immediately following such Participant’s Termination Date if such Termination Date occurs during the first six (6) months of the year, or (b) during the month of July following the year of the Termination Date if such Termination Date occurs during the second six (6) months of the year.  The Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning if such Participant’s lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than one hundred fifty thousand dollars ($150,000) or (b) in a lump sum.

(ii)                                  A Participant who Terminates on or after the Operational Separation Date shall commence to receive a benefit either (a) during the month of January immediately following such Participant’s Termination Date if such Termination Date occurs during the first six (6) months of the year, or (b) during the month of July following the year of the Termination Date if such Termination Date occurs during the second six (6) months of the year.  The Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning if such Participant’s lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than one hundred fifty thousand dollars ($150,000) or (b) in a lump sum.

Any distribution from the Plan will be subject to the following limitations:

(i)                                     Any annual installments shall be payable beginning in January or July, as provided in this paragraph (b), of the particular year; and

(ii)                                  The amount of each annual installment shall be determined by dividing the unpaid balance as of the last day of the prior Plan Year by the sum of the annual payments remaining to be made.

(c)                                  Death of Participant.  If a Participant dies, without regard to whether he or she is employed by an Employer at the time of death, his or her Beneficiary shall be the individual (or individuals) designated on the form prescribed by the Company (or, in the absence of such a designation, his or her Beneficiary under the DPSP, or, in the absence of a DPSP benefit, his or her Beneficiary under the RP).  Such Beneficiary shall be entitled to the unpaid portion (if any) of the Virtual Retirement Benefit determined under Section 5(a).  Participant’s Virtual Retirement Benefit shall be distributed to the Beneficiary in the form and at the time prescribed by the Plan under Section 5(b).

(d)                                 Specified Employees.  Notwithstanding any other Plan provision, no payment to a “specified employee,” as defined in Treasury Regulation 1.409A-1(i) shall commence earlier than six (6) months after the date of such individual’s Termination Date (except in the case of a Termination due to death).  The commencement of a validly elected payment should be delayed to the day that is at least six (6) months after such Termination Date.

(e)                                  Rules for Rehired Participants.  Payments that are scheduled to be made to a Participant as of the date he or she is rehired shall continue on the original payment schedule and shall not be suspended during the subsequent period of service.  In addition, the benefits, if any, calculated under this Section 5 in the subsequent period of service shall only take into account the new period of service and not any previous periods of service.

SECTION 6.   FUNDING POLICY AND METHOD

Benefits and administrative expenses shall be paid as needed solely from the general assets of the Company.  This Plan shall be unfunded within the meaning of Section 4(b)(5) of ERISA.  No contributions are required or permitted from any Participant.  Upon a Change in Control, the Company, as soon as possible, but in no event later than ten (10) days following a Change in Control, shall make a contribution to an irrevocable grantor trust, which complies with the requirements of IRS Revenue Procedure 92-64, such that the Plan remains unfunded for purposes of ERISA and the Code, in an amount that is sufficient to pay each Participant and Beneficiary the supplemental retirement benefits which he or she has accrued and vested as of the date on which the Change in Control occurred.  For the purpose of this Section 6, “Change in Control” shall mean the occurrence of any of the following events:

(a)                                     The sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company to a person or group (as such terms are defined or described in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) which will continue the business of the Company in the future; or

(b)                                     A merger or consolidation involving the Company in which a person or group (as such terms are defined or described in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires more than 50% of the total voting power of the outstanding voting securities of the Company resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

(c)                                      The acquisition of ownership in which a person or group (as such terms are defined or described in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires during the 12-month period ending on the date of the most recent acquisition by such person or persons at least 30% of the total voting power of the outstanding voting securities of the Company; or

(d)                                     A majority of members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.

SECTION 7.   ADMINISTRATION

The Plan shall be administered by the officers of the Company.  The Company shall make such rules, interpretations and computations as it may deem appropriate, and any decision of the Company with respect to the Plan, including (without limitation) any determination of eligibility to participate in the Plan and any calculation of benefits under the Plan shall be conclusive and binding on all persons.  The officers of the Company may delegate to one or more persons or a committee the authority to administer all or portions of the Plan and the actions or decisions of such delegate or delegates, shall be final and binding on all persons.  The Claims Administrator shall have authority to review benefit claims under Section 9(a) and (b), and the Appeals Committee shall have authority to review claim appeals under Section 9(c) and (d).

SECTION 8.   AMENDMENT AND TERMINATION OF THE PLAN

The Company reserves the right to amend or to terminate the Plan at any time, subject to the requirements of Section 409A of the Code and the regulations promulgated thereunder.  The Company, acting through the Senior Vice President of Human Resources or the General Counsel, or, in their absence, any other officer of the Company, has the power and authority to amend the Plan at any time by written instrument, including as may be necessary to comply with ERISA, the Code or any other applicable law.  Notwithstanding the foregoing, plan amendments and/or modifications that may have a material impact on the Company, as determined by an officer of the Company, shall be approved by the Committee.  The Company reserves the right to terminate the Plan at any time by resolution of the Committee.  Participants will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.

SECTION 9.   CLAIMS AND APPEALS PROCEDURES

(a)                                 Claims for Benefits.  A Participant or Beneficiary may file a formal claim for benefits with the Claims Administrator in accordance with the procedures below within one year of the event giving rise to the claim for benefits under this Section 9.  A claim for benefits must be in writing and sent to the Claims Administrator at: Keysight Technologies, Inc., Attention: Human Resources Department, 1400 Fountaingrove Parkway, Santa Rosa, CA 95403. The Claims Administrator may request additional documentation or information regarding a claim for benefits under this Section 9.  Any failure of a Participant or Beneficiary to comply with the request for documentation or information by the Claims Administrator shall constitute sufficient grounds for delay in deciding a claim.

(b)                                 Notice of Denial.  If a claim for benefits under Section 9(b) above is denied, in whole or in part, the Participant or Beneficiary shall receive a written explanation within 90 days after receipt of his or her claim.  Due to special circumstances, the Claims Administrator may extend the period for determination for up to an additional 90 days, upon written notice to Participant or Beneficiary describing the special circumstances requiring the extension and the date by which the Claims Administrator expects to reach a decision on the claim.  The written explanation shall cover the specific reasons for the denial of Participant’s claim, the specific references in the Plan that support those reasons, the information the Participant or Beneficiary must provide to verify their claim and the reasons why that information is necessary, the procedures available for further review of the claim, and a statement of the Participant’s or Beneficiary’s right to bring an action under Section 502(a) of ERISA upon a denial on appeal.

(c)                                  Appeal of Denied Claims.  To appeal a claim for benefits that has been denied pursuant to Section 9(c) above, a Participant or Beneficiary (or his or her authorized representative) must submit a written appeal to the Appeals Committee within 60 days after the Participant or Beneficiary receives the claim denial notice.  Appeals of denied claims must be sent to the Appeals Committee in care of: Keysight Technologies, Inc., Attention: Human Resources Department, 1400 Fountaingrove Parkway, Santa Rosa, CA 95403. With respect to appeals of denied claims under the Plan, a Participant or Beneficiary (or his or her authorized representative):

(i)                                     May submit written comments, documents, records, and other information relating to his or her claim for benefits;

(ii)                                  Shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (that is not privileged or protected) to his or her claim for benefits; and

(iii)                               Shall be provided with a review on appeal (if an appeal request is timely filed) that takes into account all comments, documents, records, and other information submitted by Participant or Beneficiary (or his or her authorized representative) relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

The Appeals Committee may request additional documentation or information regarding an appeal.  Any failure of a Participant or Beneficiary (or his or her authorized representative) to comply with the request for documentation or information by the Appeals Committee constitutes sufficient grounds for delay in deciding the Participant’s or Beneficiary’s appeal.

(d)                                 Decision on Appeal.  The Appeals Committee or its representative shall notify a Participant or Beneficiary (or his or her authorized representative) of its decision on appeal within 60 days of the date the Appeal Committee’s receives the appeal.  Due to special circumstances, the Appeals Committee may extend the period for making its decision for up to an additional 60 days, upon written notice to the Participant or Beneficiary (or his or her authorized representative) before the extension period commences.  The decision shall be in writing, and shall include the specific reasons for the decision, the Plan references on which the decision is based, a statement that the Participant or Beneficiary is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (that is not privileged or protected) to the Participant’s or Beneficiary’s claims for benefits, a statement of any voluntary appeal procedures offered by the Plan (if any), and a statement of the Participant’s or Beneficiary’s right to bring an action under Section 502(a) of ERISA upon a denial on appeal.  The Appeals Committee has the authority to make the final decisions with respect to paying claims under the Plan.  In making a final decision, the Appeals Committee has sole, absolute and discretionary authority in interpreting the meaning of the Plan provisions and in determining all questions arising under the Plan, including, but not limited to, eligibility for benefits.  The Appeals Committee’s decision shall be final and binding on Participants and Beneficiaries and all other parties to the maximum extent allowed by law.

(e)                                  Exhaustion of Remedies; Limitation Periods.  To the extent permitted by law, any decisions or other actions taken under the procedures described in this Section 9 shall be final and binding on all parties.  No litigation or legal action shall be initiated with respect to any claim for benefits under the Plan, unless and until a Participant or Beneficiary has exhausted his or her remedies under the procedures described in this Section 9 and obtained a final decision on appeal.  In any such litigation or legal action, a Participant or Beneficiary may only present evidence and theories which the Participant or Beneficiary presented during the procedures described in this Section 9.  Any claims which the Participant or Beneficiary did not pursue through the review stage of the procedure shall be treated as having been irrevocably waived.  Judicial review of a Participant’s or Beneficiary’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the Participant or Beneficiary presented during the procedures described in this Section 9.  Any litigation or legal action by a Participant or Beneficiary under the Plan must be initiated no later than one year following a final decision on appeal with respect to the claim for benefits.  The foregoing limitations on litigation or legal action for benefits shall apply in any forum where a Participant or Beneficiary initiates such litigation or legal action.

SECTION 10.   GENERAL PROVISIONS

(a)                                 Choice of Law.  This Plan, and all rights under this Plan, shall be interpreted and construed in accordance with the law of the State of California.

(b)                                 Assignment.  Except to comply with a domestic relations order defined under Treasury Regulation § 1.409A-3(j)(4)(ii), the interest and property rights of any person in the Plan or in any payment to be made under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or operation of law, including (without limitation)

bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation of this Section 10(b) shall be void.

(c)                                  Number.  Except as otherwise clearly indicated, the singular shall include the plural, and vice versa.

(d)                                 Headings and Captions.  The headings and captions herein are provided for reference and convenience only and shall not be considered part of the Plan nor shall they be employed in the construction of the Plan.

(e)                                  Competency to Handle Benefits.  In the event that Keysight determines, in its sole discretion, that any person has become unable to properly handle any property distributable to such person under the Plan, Keysight may make any reasonable arrangement for the distribution of Plan benefits on such person’s behalf as it deems appropriate.  Payment to anyone described in this Section 10(e) will release the Company from all further liability to the extent of the payment made.

(f)                                   Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(g)                                  Tax Withholding.  If any Federal or state tax withholding or payroll tax is required with respect to a Participant’s Virtual Retirement Benefit, Keysight shall make appropriate arrangements with the Participant for satisfaction of such obligation.

(h)                                 No Employment Rights.  Nothing in the Plan, nor any action of the Committee or the Company pursuant to the Plan, shall be deemed to give any person any right to remain in the employ of the Company or affect the right of the Company to Terminate a Participant’s or other person’s employment at any time, with or without cause.

(i)                                     This Plan is intended to comply, and shall be interpreted as necessary to comply, with Section 409A of the Code and the regulations promulgated thereunder.  Any provision of the Plan that cannot be so interpreted or applied consistent with Code Section 409A is deemed amended to comply with Code Section 409A or, if such amendment is not possible, is void.  Keysight does not guarantee or warrant the tax consequences of any payment under this Plan and the Participants shall in all cases be liable for any taxes due with respect to the Plan.

SECTION 11.   EXECUTION

To record the adoption of the Plan as set forth herein, the Company has caused its authorized officer to affix the Company’s name and seal hereto this        day of               , 2014.

KEYSIGHT TECHNOLOGIES, INC.

By:
Ingrid Estrada
Senior Vice President of Human Resources
Keysight Technologies, Inc.